SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 10, 2005

ALLIANCE DATA SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17655 WATERVIEW PARKWAY
DALLAS, TEXAS 75252
(Address and Zip Code of Principal Executive Offices)

(972) 348-5100
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. Entry into a Material Definitive Agreement
ITEM 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Form of Non-Employee Director Nonqualified Stock Option Agreement
Form of Non-Employee Director Share Award Letter

ITEM 1.01. Entry into a Material Definitive Agreement.

     Members of our board of directors who are also officers or employees of our company do not receive compensation for their services as directors. All directors are reimbursed for reasonable out-of-pocket expenses incurred while serving on the board of directors and any committee of the board of directors. Non-employee director compensation includes an annual cash retainer of $30,000, a cash fee per board of directors meeting of $1,500, a cash fee per committee meeting of $1,000, a cash fee per meeting for committee chairs of $1,500, and an annual equity grant valued at $80,000, delivered 70% in nonqualified stock options and 30% in stock (the options are valued using the Black-Scholes valuation method). The annual cash retainers and equity grants are paid at beginning of the director’s service year, and prior year meeting fees will be paid at end of the service year. Non-employee directors may not transfer the stock until one year after their service on the board terminates. We target a 35% cash and 65% equity mix for non-employee director compensation, with total non-employee director compensation between the 50th and 75th percentile of comparable public companies. We feel this approach to non-employee director compensation is appropriate because (1) we are a public company, (2) there is an increased focus on corporate governance and could be a corresponding drain to the available talent pool for directors, (3) there is a greater focus on cash versus equity compensation generally, (4) we want to align our non-employee director compensation plan with our executive compensation plans, and (5) we are seeking qualified candidates to fill board of directors seats.

     On June 7, 2005, our stockholders re-elected three Class II directors – Bruce K. Anderson, Roger H. Ballou and E. Linn Draper, Jr. – each to hold office for a term of three years until the annual meeting of stockholders in 2008 and until his respective successor is duly elected and qualified. The Class I directors, whose terms expire in June 2007, include Lawrence M. Benvensite, D. Keith Cobb and Kenneth R. Jensen. The Class III directors, whose terms expire in June 2006, include Robert A. Minicucci and J. Michael Parks.

     On June 10, 2005, we granted 616 shares of stock and 3,547 nonqualified stock options to each of Mr. Anderson, Mr. Ballou, Dr. Benvensite, Mr. Cobb, Dr. Draper, Mr. Jensen and Mr. Minicucci, as detailed in Forms 4 filed with the SEC.

     The nonqualified stock options will vest ratably over the remainder of the directors’ three year service term. The share awards are immediately vested but have certain resale restrictions: (1) a director may not sell or transfer share awards until one year after his service as a director has ended; (2) the director does not forfeit share awards if board association is terminated, however, the director must fulfill the one-year holding period before shares can be sold or transferred; and (3) the one-year holding period does not apply if association is terminated due to death or disability. The resale restrictions do not apply to nonqualified stock options.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
*10.1	Form of Non-Employee Director Nonqualified Stock Option Agreement.
*10.2	Form of Non-Employee Director Share Award Letter.

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation
Date: June 13, 2005	By:	/s/ Edward J. Heffernan
Edward J. Heffernan
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
*10.1	Form of Non-Employee Director Nonqualified Stock Option Agreement.
*10.2	Form of Non-Employee Director Share Award Letter.

*Filed herewith.

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